Exhibit 10.2

CORSAIR GAMING, INC.

Employment Agreement

This Employment Agreement (this “Agreement”), dated as of February 11, 2025, is made by and between Corsair Gaming, Inc., a Delaware corporation (together with any successor thereto, the “Company”) and Thi La (“Executive”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

WHEREAS, it is the desire of the Company to assure itself of the continued services of Executive following the Effective Date (as defined below) and thereafter on the terms herein provided by entering into this Agreement; and

WHEREAS, it is the desire of Executive to provide continued services to the Company following the Effective Date and thereafter on the terms herein provided.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, including the respective covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.
Employment.
(a)
General. Effective as of July 1, 2025, or such other date mutually agreed in writing between the Parties (such date when Executive actually commences service as the Chief Executive Officer of the Company, the “Effective Date”), the Company shall employ Executive and Executive shall remain in the employ of the Company, for the period and in the positions set forth in this Section 1, and subject to the other terms and conditions herein.
(b)
Employment Term. The term of employment under this Agreement (the “Term”) shall commence on the Effective Date and end on the third (3rd) anniversary of the Effective Date, subject to earlier termination as provided in Section 4 below. The Term shall automatically renew for additional twelve (12) month periods unless no later than thirty (30) days prior to the end of the applicable Term either Party gives written notice of non-renewal (“Notice of Non-Renewal”) to the other, in which case Executive’s employment will terminate at the end of the then-applicable Term, subject to earlier termination as provided in Section 4 below.
(c)
Positions. Executive shall serve as the Chief Executive Officer of the Company with such responsibilities, duties and authority normally associated with such position and as may from time to time be reasonably assigned to Executive by the Board of Directors of the Company or an authorized committee of the Board (as the case may be, the “Board”). Executive shall report directly to the Board. At the Company’s request, Executive shall serve the Company and/or its subsidiaries and affiliates in such other capacities in addition to the foregoing as the Company shall designate, provided that such additional capacities are consistent with Executive’s position as the Company’s Chief Executive Officer. In the event that Executive serves in any one or more of such additional capacities, Executive’s compensation shall not automatically be increased on account of such additional service.
(d)
Duties. Executive shall devote substantially all of Executive’s working time, attention and efforts to the business and affairs of the Company (which shall include service to its affiliates), except during any paid vacation or other excused absence periods. Executive shall not engage in outside business activities (including serving on outside boards or committees) without the prior written consent of the Board

(which shall not be unreasonably withheld); provided that Executive shall be permitted to (i) manage Executive’s personal, financial and legal affairs, (ii) participate in trade associations and charitable and community affairs, and (iii) continue to serve on the board of directors or advisory boards of the companies/organizations set forth on Exhibit A attached hereto, if any, in each case, subject to compliance with this Agreement and provided that such activities do not materially interfere with Executive’s performance of Executive’s duties and responsibilities hereunder or violate the terms of that certain Proprietary Information and Inventions Agreement by and between the Company and Executive as of May 14, 2010 (the “Confidentiality Agreement”). Executive agrees to observe and comply with the rules and policies of the Company as adopted by the Company from time to time, in each case as amended from time to time, as set forth in writing, and as delivered or made available to Executive (each, a “Policy”).
(e)
Location. Executive shall perform his/her duties hereunder at the offices of the Company located in Milpitas, California, but from time to time Executive may be required to temporarily travel to other locations in the proper conduct of Executive’s responsibilities under this Agreement.
2.
Compensation and Related Matters.
(a)
Annual Base Salary. During the Term, Executive shall receive a base salary at a rate of $800,000 per annum, which shall be paid in accordance with the customary payroll practices of the Company and shall be pro-rated for partial years of employment. Such annual base salary shall be reviewed from time to time by the Company (such annual base salary, as it may be adjusted from time to time, the “Annual Base Salary”).
(b)
Annual Bonus. During the Term, Executive will be eligible to participate in an annual incentive program established by the Board. Executive’s annual incentive compensation under such incentive program (the “Annual Bonus”) shall be targeted at one hundred and twenty percent (120)% of Executive’s Annual Base Salary (the “Target Bonus”). The Annual Bonus payable under the incentive program shall be based on the achievement of performance goals to be determined by the Board. The payment of any Annual Bonus pursuant to the incentive program shall be subject to continued employment with the Company through the applicable payment date. Executive’s Annual Bonus, if earned, for the year in which the Effective Date occurs shall be one hundred and twenty (120)% of Executive’s actual base salary earned for the calendar year in which the Effective Date occurs.
(c)
Benefits. During the Term, Executive shall be eligible to participate in employee benefit plans, programs and arrangements as the Company may from time to time offer to provide to its executives, consistent with the terms thereof and as such plans, programs and arrangements may be amended from time to time. Notwithstanding the foregoing, nothing herein is intended, or shall be construed, to require the Company to institute or continue any, or any particular, plan or benefit. In no event shall Executive be eligible to participate in any severance plan or program of the Company, except as set forth in Section 5(b) below.
(d)
Vacation; Holidays. During the Term, Executive shall be entitled to paid vacation per calendar year (pro-rated for partial years) in accordance with the Policies. Any vacation shall be taken at the reasonable and mutual convenience of the Company and Executive. In addition, the Company offers employees time off for standard Company holidays in accordance with the Policies.
(e)
Business Expenses. During the Term, the Company shall reimburse Executive for all reasonable travel and other business expenses incurred by Executive in the performance of Executive’s duties to the Company in accordance with the Company’s expense reimbursement Policy.

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3.
Equity Awards.
(a)
New Equity Awards. Subject to the approval of the Board, the Company will have granted to Executive equity awards as detailed below (the “Awards”) prior to the Effective Date. the Awards granted to Executive will be governed by the terms and conditions of the applicable grant agreement under the Company’s 2020 Incentive Award Plan (the “Plan”). Executive’s Awards will have an aggregate target value of $5,000,000 (the “Total Stock Value”). One-third (1/3rd) of the Total Stock Value of the Awards (rounded to the nearest share) will be in the form of restricted stock units and subject to a service-based condition (“RSUs”), one-third (1/3rd) of the Total Stock Value of the Awards (rounded to the nearest share) will be in the form of an option to purchase Company common stock and subject to a service-based condition (the “Option”) and the remaining portion of the Awards will be performance stock units and subject to a performance-based condition (“PSUs”). The number of shares of units subject to the Awards will be determined using Company practice as determined by the Board (currently this includes, RSUs and PSUs granted to Executive equal to approximately the applicable portion of the Total Stock Value divided by the 30-day average closing price of the Company’s common stock; and the number of shares subject to the Option based on the grant date fair value which shall be equal to approximately the applicable portion of the Total Stock Value). No portion of any of the Awards is eligible to vest or be settled prior to the occurrence of the Effective Date. Subject to the terms of the Plan and the following the Effective Date, (i) the RSUs will vest over four years, with 25% of the RSUs vesting on the first anniversary of the Effective Date and with respect to 1/16th of the RSUs on each quarterly anniversary thereafter, subject to Executive’s continued service with the Company through the applicable vesting date, (ii) the shares subject to the Option will vest and become exercisable over four years, with 25% of the shares subject to the Option vesting on the first anniversary of the Effective Date and with respect to 1/48th of the shares subject to the Option on each monthly anniversary thereafter, subject to Executive’s continued service with the Company through the applicable vesting date, and (ii) the PSUs will vest based on such performance metrics and over such performance period as determined by the Board, in its sole discretion. For the avoidance of doubt, in the event the Effective Date does not timely occur by July 1, 2025, then 100% of the Awards shall be forfeited for no consideration by Executive effective as of the date the Board determines the Effective Date shall not occur.
(b)
Stock Ownership Guidelines. Executive shall be required to hold a number of Shares (as defined below) equal to at least (i) six times the Annual Base Salary (the “Guideline Level”) divided by (ii) the Closing Price, as defined below (the “Stock Guidelines”). The Guideline Level is initially calculated using the Annual Base Salary as of the Effective Date and will be recalculated each July 1. These Stock Guidelines may be waived for Executive at the discretion of the Board if compliance would violate Section 16(b) of the Securities Exchange Act of 1934, as amended, or create severe hardship or prevent Executive from complying with a court order, as in the case of a divorce settlement. It is expected that these instances will be rare. If an exception is granted in whole or in part, the Board will, in consultation with Executive, develop an alternative stock ownership guideline for Executive that reflects both the intention of this Stock Guidelines and Executive’s particular circumstances.
(i)
Notwithstanding the foregoing and except as provided in Section 3(b)(iii) below, Executive is required to retain all Shares held by Executive (or Executive’s Immediate Family, as defined below) from the Effective Date through the first anniversary of the Effective Date.
(ii)
Following the first anniversary of the Effective Date and except as provided in Section 3(b)(iii) below, Executive is permitted to Transfer (as defined below) up to 50,000 Shares held by Executive (or Executive’s Immediate Family) per each twelve (12) month period (so between July 1 and June 30, starting in 2026), so long as such Transfer is in compliance with applicable laws and Company policies, including insider trading.

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(iii)
Executive shall always be permitted to Transfer Shares in connection with the following: (i) in connection with satisfying applicable withholding taxes and/or exercise prices of stock options; (ii) estate planning for Executive’s Immediate Family; and (iii) unforeseen expenses in connection with Executive’s Disability (as defined in the Plan) or other catastrophic events, such as uninsured medical costs.
(iv)
“Closing Price” means the higher of (i) the thirty (30) day closing price of Company common stock as reported on Nasdaq on the trading day immediately preceding the date of calculation and (ii) the average closing price of Company common stock as reported on Nasdaq for the 12-month period immediately preceding (and ending on the trading date immediately prior to) the date of calculation.
(v)
“Immediate Family” means any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Board.
(vi)
“Shares” means (1) shares of Company common stock owned outright by Executive or her Immediate Family; (2) shares of Company common stock held in trust for the benefit of Executive Officer or her Immediate Family; (3) shares of Company common stock held in a 401(k) plan, IRA or employee equity purchase or deferred compensation plan; (4) vested in-the-money stock options; and (5) vested performance share units that have not been settled.
(vii)
“Transfer” means any sale, assignment, transfer, pledge, hypothecation or other disposition, by operation of law or otherwise.
4.
Termination.
(a)
At-Will Employment. The Company and Executive acknowledge that Executive’s employment is and shall continue to be at-will, as defined under applicable law. This means that it is not for any specified period of time and, subject to any ramifications under Section 5 of this Agreement, can be terminated by Executive or by the Company at any time, with or without advance notice, and for any or no particular reason or cause. It also means that Executive’s job duties, title, and responsibility and reporting level, work schedule, compensation, and benefits, as well as the Company’s personnel policies and procedures, may be changed with prospective effect, with or without notice, at any time in the sole discretion of the Company (subject to any ramification such changes may have under Section 5 of this Agreement). This “at-will” nature of Executive’s employment shall remain unchanged during Executive’s tenure as an employee and may not be changed, except in an express writing signed by Executive and a duly-authorized officer of the Company. If Executive’s employment terminates for any lawful reason, Executive shall not be entitled to any payments, benefits, damages, award, or compensation other than as provided in this Agreement and the Severance Agreement.
(b)
Notice of Termination. During the Term, any termination of Executive’s employment by the Company or by Executive (other than by reason of death) shall be communicated by a written notice (a “Notice of Termination”) from one Party hereto to the other Party hereto (i) indicating the specific termination circumstances, (ii) setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment, and (iii) specifying the Date of Termination (as defined below). The failure by the Company to set forth in the Notice of Termination all of the facts and circumstances which contribute to a showing of Cause (as defined in the Severance Plan, as defined below) shall not waive any right of the Company hereunder or preclude the Company from asserting such fact or circumstance in enforcing its rights hereunder.

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(c)
Termination Date. For purposes of this Agreement, “Date of Termination” shall mean the date of the termination of Executive’s employment with the Company, which, if Executive’s employment is terminated as a result of Executive’s death, will be the date of Executive’s death, and otherwise shall be the date specified in a Notice of Termination.
(d)
Deemed Resignation. Upon termination of Executive’s employment for any reason, Executive shall be deemed to have resigned from all offices and board memberships, if any, then held with the Company or any of its affiliates, and, at the Company’s request, Executive shall execute such documents as are necessary or desirable to effectuate such resignations.
(e)
Executive’s Obligations upon Termination.
(i)
Cooperation. Executive shall provide Executive’s reasonable cooperation in connection with any action or proceeding (or any appeal from any action or proceeding) which relates to events occurring during Executive’s employment hereunder; provided the Company shall indemnify and hold harmless Executive with respect to any such cooperation and reimburse Executive for Executive’s reasonable costs and expenses (including legal counsel selected by Executive and reasonably acceptable to the Company) and such cooperation shall not unreasonably burden Executive or unreasonably interfere with any subsequent employment that Executive may undertake.
(ii)
Return of Company Property. Executive hereby acknowledges and agrees that all Personal Property (as defined below) and equipment furnished to, or prepared by, Executive in the course of, or incident to, Executive’s employment, belongs to the Company and shall be promptly returned to the Company upon termination of Executive’s employment (and will not be kept in Executive’s possession or delivered to anyone else). For purposes of this Agreement, “Personal Property” includes, without limitation, all books, manuals, records, reports, notes, contracts, lists, blueprints, and other documents, or materials, or copies thereof (including computer files), keys, building card keys, company credit cards, telephone calling cards, computer hardware and software, laptop computers, docking stations, cellular and portable telephone equipment, personal digital assistant (PDA) devices and all other proprietary information relating to the business of the Company or its subsidiaries or affiliates. Following termination, Executive shall not retain any written or other tangible material containing any proprietary information of the Company or its subsidiaries or affiliates.
5.
Consequences of Termination.
(a)
Payments of Accrued Obligations upon any Termination of Employment. Upon a termination of Executive’s employment for any reason, Executive (or Executive’s estate or legal representative, as applicable) shall be entitled to receive, within 30 days after Executive’s Date of Termination (or such earlier date as may be required by applicable law): (i) any portion of Executive’s Annual Base Salary earned through Executive’s Date of Termination not theretofore paid, (ii) any expenses owed to Executive under Section 2(e), (iii) any accrued but unused paid time- off owed to Executive, and (iv) any amount arising from Executive’s participation in, or benefits under, any employee benefit plans, programs, or arrangements under Section 2, which amounts shall be payable in accordance with the terms and conditions of such employee benefit plans, programs, or arrangements. Except as otherwise set forth in Section 5(b), the payments and benefits described in this Section 5(a) shall be the only payments and benefits payable in the event of Executive’s termination of employment for any reason.

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(b)
Severance Plan Participation. Executive and the Company are parties to that certain Change in Control and Severance Agreement, dated as of the date hereof, attached as Exhibit B hereto (the “Severance Agreement”), which provides for certain payment and benefits upon qualifying terminations of employment. Executive shall not be entitled to any other severance payments or benefits other than as set forth in the Severance Agreement, unless otherwise determined by the Board.
6.
Assignment and Successors.

The Company may assign its rights and obligations under this Agreement to any of its affiliates or to any successor to all or substantially all of the business or the assets of the Company (by merger or otherwise). This Agreement shall be binding upon and inure to the benefit of the Company, Executive and their respective successors, assigns, personnel and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable. None of Executive’s rights or obligations may be assigned or transferred by Executive, other than Executive’s rights to payments hereunder, which may be transferred only by will or operation of law, or as otherwise provided herein.

7.
Miscellaneous Provisions.
(a)
Restrictive Covenant Agreements; Right to Work. Executive hereby affirms Executive’s obligations under the Confidentiality Agreement. The Confidentiality Agreement shall survive the termination of this Agreement and Executive’s employment with the Company for the applicable period(s) set forth therein. Notwithstanding the foregoing, in the event of any conflict between the terms of the Confidentiality Agreement and the terms of this Agreement, the terms of this Agreement shall prevail. As a condition of Executive’s employment with the Company, Executive is required to provide evidence of Executive’s identity and eligibility for employment in the United States.
(b)
Governing Law. This Agreement shall be governed, construed, interpreted and enforced in accordance with its express terms, and otherwise in accordance with the substantive laws of the State of California without reference to the principles of conflicts of law of the State of California or any other jurisdiction that would result in application of the laws of a jurisdiction other than the State of California, and where applicable, the laws of the United States.
(c)
Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
(d)
Notices. Any notice, request, claim, demand, document and other communication hereunder to any Party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by facsimile or certified or registered mail, postage prepaid, as follows:
(i)
If to the Company, to the Board of the Company at the Company’s headquarters,
(ii)
If to Executive, to the last address that the Company has in its personnel records for Executive, or
(iii)
At any other address as any Party shall have specified by notice in writing to the other Party.

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(e)
Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement. Signatures delivered by facsimile or PDF shall be deemed effective for all purposes.
(f)
Entire Agreement. The terms of this Agreement, the Confidentiality Agreement, the Severance Agreement, any indemnification agreement between the Company and Executive and any equity award agreement between the Company and Executive are intended by the Parties to be the final expression of their agreement with respect to the subject matter hereof and supersede all prior understandings and agreements, whether written or oral, including without limitation any prior employment agreement or offer letter between Executive and the Company. The Parties further intend that this Agreement shall constitute the complete and exclusive statement of their terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Agreement.
(g)
Amendments; Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by Executive and a duly authorized representative of the Company. By an instrument in writing similarly executed, Executive or a duly authorized representative of the Company may waive compliance by the other Party with any specifically identified provision of this Agreement that such other Party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall preclude any other or further exercise of any other right, remedy, or power provided herein or by law or in equity.
(h)
No Inconsistent Actions. The Parties hereto shall not voluntarily undertake or fail to undertake any action or course of action inconsistent with the provisions or essential intent of this Agreement. Furthermore, it is the intent of the Parties hereto to act in a fair and reasonable manner with respect to the interpretation and application of the provisions of this Agreement.
(i)
Construction. This Agreement shall be deemed drafted equally by both the Parties. Its language shall be construed as a whole and according to its fair meaning. Any presumption or principle that the language is to be construed against any Party shall not apply. The headings in this Agreement are only for convenience and are not intended to affect construction or interpretation. Any references to paragraphs, subparagraphs, sections or subsections are to those parts of this Agreement, unless the context clearly indicates to the contrary. Also, unless the context clearly indicates to the contrary, (i) the plural includes the singular and the singular includes the plural; (ii) “and” and “or” are each used both conjunctively and disjunctively; (iii) “any,” “all,” “each,” or “every” means “any and all,” and “each and every”; (iv) “includes” and “including” are each “without limitation”; (v) “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” refer to the entire Agreement and not to any particular paragraph, subparagraph, section or subsection; and (vi) all pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the entities or persons referred to may require.
(j)
Enforcement. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the Term, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a portion of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

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(k)
Withholding. The Company shall be entitled to withhold from any amounts payable under this Agreement any federal, state, local or foreign withholding or other taxes or charges that the Company is required to withhold. The Company shall be entitled to rely on an opinion of counsel if any questions as to the amount or requirement of withholding shall arise.
(l)
Whistleblower Protections and Trade Secrets. Notwithstanding anything to the contrary contained herein, nothing in this Agreement prohibits Executive from reporting possible violations of federal law or regulation to any United States governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of state or federal law or regulation (including the right to receive an award for information provided to any such government agencies). Furthermore, in accordance with 18 U.S.C. § 1833, notwithstanding anything to the contrary in this Agreement: (i) Executive shall not be in breach of this Agreement, and shall not be held criminally or civilly liable under any federal or state trade secret law (A) for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (B) for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (ii) if Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney, and may use the trade secret information in the court proceeding, if Executive files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.
(m)
Section 409A.
(i)
General. The intent of the Parties is that the payments and benefits under this Agreement comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date, (“Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. Notwithstanding any provision of this Agreement to the contrary, if the Company determines that any compensation or benefits payable under this Agreement may be subject to Section 409A, the Company shall work in good faith with Executive to adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, including, without limitation, actions intended to (i) exempt the compensation and benefits payable under this Agreement from Section 409A, and/or (ii) comply with the requirements of Section 409A; however, this Section 7(m) shall not create an obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action, nor shall the Company (A) have any liability for failing to do so, or (B) incur or indemnify Executive for any taxes, interest or other liabilities arising under or by operation of Section 409A.
(ii)
Expense Reimbursements. To the extent that any reimbursements under this Agreement are subject to Section 409A, any such reimbursements payable to Executive shall be paid to Executive no later than December 31st of the year following the year in which the expense was incurred; provided, that Executive submits Executive’s reimbursement request promptly following the date the expense is incurred, the amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year, other than medical expenses referred to in Section 105(b) of the Code, and Executive’s right to reimbursement under this Agreement will not be subject to liquidation or exchange for another benefit.

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(iii)
Installments. For purposes of Section 409A, Executive’s right to receive any installment payments under this Agreement shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment as permitted under Section 409A.
8.
Executive Acknowledgement.

Executive acknowledges that Executive has read and understands this Agreement, is fully aware of its legal effect, has not acted in reliance upon any representations or promises made by the Company other than those contained in writing herein, and has entered into this Agreement freely based on Executive’s own judgment.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the date and year first above written.

CORSAIR GAMING, INC.

By: /s/ George Majoros

Name: George Majoros

Title: Chairman of the Board

EXECUTIVE

/s/ Thi La__________________

Thi La

Attachments:

Exhibit A – Current Service

Exhibit B –Change in Control and Severance Agreement

[Signature Page to Employment Agreement]

EXHIBIT A

CURRENT SERVICE

None

Exhibit A – Current Service

EXHIBIT B

CHANGE IN CONTROL AND SEVERANCE AGREEMENT

This Change in Control and Severance Agreement (the “Agreement”) is made and entered into by and between Thi La (“Executive”) and Corsair Gaming, Inc. (the “Company”), effective as of July 1, 2025 or such other date specified by the Company, but subject to that certain employment agreement by and between Executive and the Company dated as of [____], 2025 becoming effective (the “Effective Date”).

Background

A.
The Board of Directors of the Company (the “Board”) recognizes that the possibility of an acquisition of the Company or an involuntary termination can be a distraction to Executive and can cause Executive to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of Executive, notwithstanding the possibility, threat or occurrence of such an event.
B.
The Board believes that it is in the best interests of the Company and its stockholders to provide Executive with an incentive to continue Executive’s employment and to motivate Executive to maximize the value of the Company upon a Change in Control (as defined below) for the benefit of its stockholders.
C.
The Board believes that it is imperative to provide Executive with severance benefits upon certain terminations of Executive’s service to the Company that enhance Executive’s financial security and provide incentive and encouragement to Executive to remain with the Company notwithstanding the possibility of such an event.
D.
Unless otherwise defined herein, capitalized terms used in this Agreement are defined in Section 9 below.

Agreement

The parties hereto agree as follows:

1.
Term of Agreement. This Agreement shall become effective as of the Effective Date and terminate upon the date that all obligations of the parties hereto with respect to this Agreement have been satisfied.
2.
At-Will Employment. The Company and Executive acknowledge that Executive’s employment is and shall continue to be “at-will,” as defined under applicable law. Except as provided in Section 3 and 4 below, if Executive’s employment terminates for any reason, Executive shall not be entitled to any severance payments, benefits or compensation other than as provided in this Agreement.
3.
Covered Termination Outside a Change in Control Period. If Executive experiences a Covered Termination outside a Change in Control Period, then, subject to (i) Executive delivering to the Company an executed general release of all claims against the Company and its affiliates in the form attached as Appendix 1 hereto (a “Release of Claims”) that becomes effective and irrevocable in accordance

Exhibit B – Change in Control and Severance Agreement

with Section 14(a)(v) below, or such shorter period of time specified by the Company, following such Covered Termination and (ii) Executive’s continued compliance with Section 12 below, then in addition to any accrued but unpaid salary, benefits, vacation and expense reimbursements through the Termination Date payable in accordance with the applicable law, the Company shall provide Executive with the following:
(a)
Severance. During the period of time commencing on the Termination Date and ending on the twelve (12) month anniversary of the Termination Date, the Company shall continue to pay Executive her base salary at the rate in effect immediately prior to the Termination Date. Such payments shall be made in accordance with the Company’s standard payroll practices, less applicable withholdings, beginning on the first payroll date following the date the Release of Claims becomes effective and irrevocable in accordance with Section 14(a)(v) below, and with the first installment including any amounts that would have been paid had the Release of Claims been effective and irrevocable on the Termination Date.
(b)
Target Bonus. Executive shall be entitled to receive an amount equal to one hundred (100%) of Executive’s target annual bonus, assuming achievement of performance goals at one hundred percent (100%) of target, at the rate in effect immediately prior to the Termination Date payable in a cash lump sum, less applicable withholdings, on the first payroll date following the date the Release of Claims becomes effective and irrevocable in accordance with Section 14(a)(v) below.
(c)
Continued Healthcare. If Executive timely elects to receive continued healthcare coverage pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall directly pay, or reimburse Executive for, the premium for Executive and Executive’s covered dependents through the earlier of the (i) twelve (12) month anniversary of the Termination Date and (ii) the date Executive and Executive’s covered dependents, if any, become eligible for healthcare coverage under another employer’s plan(s). Notwithstanding the foregoing, (i) if any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the period of continuation coverage to be, exempt from the application of Section 409A of the Internal Revenue Code of 1986, as amended, (the “Code”) under Treasury Regulation Section 1.409A-1(a)(5), or (ii) the Company is otherwise unable to continue to cover Executive under its group health plans without penalty under applicable law (including without limitation, Section 2716 of the Public Health Service Act), then, in either case, an amount equal to each remaining Company subsidy shall thereafter be paid to Executive in substantially equal monthly installments. After the Company ceases to pay premiums pursuant to this Section 3(b), Executive may, if eligible, elect to continue healthcare coverage at Executive’s expense in accordance with the provisions of COBRA. Executive shall notify the Company immediately if Executive becomes covered by a group health plan of a subsequent employer.
4.
Covered Termination During a Change in Control Period. If Executive experiences a Covered Termination during a Change in Control Period, then, subject to (i) Executive delivering to the Company an executed Release of Claims that becomes effective and irrevocable in accordance with Section 14(a)(v) below, or such shorter period of time specified by the. Company, following such Covered Termination and (ii) Executive’s continued compliance with Section 12 below, then in addition to any accrued but unpaid salary, benefits, vacation and expense reimbursements through the Termination Date payable in accordance with applicable law, the Company shall provide Executive with the following:
(a)
Severance. Executive shall be entitled to receive an amount equal to (i) twenty-four (24) months of Executive’s base salary and (ii) two hundred (200%) of Executive’s target annual

Exhibit B – Change in Control and Severance Agreement

bonus, assuming achievement of performance goals at one hundred percent (100%) of target. In each case, at the rate in effect immediately prior to the Termination Date payable in a cash lump sum, less applicable withholdings, on the first payroll date following the date the Release of Claims becomes effective and irrevocable in accordance with Section 14(a)(v) below.
(b)
Continued Healthcare. If Executive timely elects to receive continued healthcare coverage pursuant to the provisions of COBRA, the Company shall directly pay, or reimburse Executive for, the premium for Executive and Executive’s covered dependents through the earlier of (i) twenty four (24) month anniversary of the Termination Date and (ii) the date Executive and Executive’s covered dependents, if any, become eligible for healthcare coverage under another employer’s plan(s). Notwithstanding the foregoing, (i) if any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the period of continuation coverage to be, exempt from the application of Section 409A of the Code under Treasury Regulation Section 1.409A-1(a)(5), or (ii) the Company is otherwise unable to continue to cover Executive under its group health plans without penalty under applicable law (including without limitation, Section 2716 of the Public Health Service Act), then, in either case, an amount equal to each remaining Company subsidy shall thereafter be paid to Executive in substantially equal monthly installments. After the Company ceases to pay premiums pursuant to this Section 4(b), Executive may, if eligible, elect to continue healthcare coverage at Executive’s expense in accordance with the provisions of COBRA. Executive shall notify the Company immediately if Executive becomes covered by a group health plan of a subsequent employer.
(c)
Equity Awards. Each outstanding and unvested equity award (excluding any such awards that vest in whole or in part based on the attainment of performance-vesting conditions), including, without limitation, each restricted stock, stock option, restricted stock unit and stock appreciation right, held by Executive shall automatically become vested and, if applicable, exercisable and any forfeiture restrictions or rights of repurchase thereon shall immediately lapse (excluding any such awards that vest in whole or in part based on the attainment of performance-vesting conditions, which shall be governed by the terms of the applicable award agreement), as of immediately prior to the Termination Date.
5.
Certain Reductions. Notwithstanding anything herein to the contrary, the Company shall reduce Executive’s severance benefits under this Agreement, in whole or in part, by any other severance benefits, pay in lieu of notice, or other similar benefits payable to Executive by the Company in connection with Executive’s termination, including but not limited to payments or benefits pursuant to any applicable legal requirement, including, without limitation, the Worker Adjustment and Retraining Notification Act. or (b) any other Company agreement, arrangement, policy or practice relating to Executive’s termination of employment with the Company. The benefits provided under this Agreement are intended to satisfy, to the greatest extent possible, any and all statutory obligations that may arise out of Executive’s termination of employment. Such reductions shall be applied on a retroactive basis, with severance benefits paid first in time being recharacterized as payments pursuant to the Company’s statutory obligation.
6.
Deemed Resignation. Upon termination of Executive’s service for any reason, Executive shall be deemed to have resigned from all offices and directorships, if any, then held with the Company or any of its affiliates, and, at the Company’s request, Executive shall execute such documents as are necessary or desirable to effectuate such resignations.
7.
Other Terminations. If Executive’s employment with the Company terminates for any reason other than due to a Covered Termination, then Executive shall not be entitled to any benefits hereunder other than accrued but unpaid salary, vacation and expense reimbursements through the

Exhibit B – Change in Control and Severance Agreement

Termination Date in accordance with the applicable law and to elect any continued healthcare coverage as may be required under COBRA or similar state law.
8.
Limitation on Payments. Notwithstanding anything in this Agreement to the contrary, if any payment or distribution Executive would receive pursuant to this Agreement or otherwise (“Payment”) would (a) constitute a “parachute payment” within the meaning of Section 280G of the Code and (b) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall either be (i) delivered in full, or (ii) delivered as to such lesser extent which would result in no portion of such Payment being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Executive on an after-tax basis, of the largest payment, notwithstanding that all or some portion the Payment may be taxable under Section 4999 of the Code. The Company will select an adviser with experience in performing calculations regarding the applicability of Section 280G of the Code and the Excise Tax, provided, that the adviser’s determination shall be made based upon “substantial authority” within the meaning of Section 6662 of the Code to perform the foregoing calculations. The Company shall bear all expenses with respect to the determinations by such adviser required to be made hereunder. The adviser shall provide its calculations to the Company and Executive within fifteen (15) calendar days after the date on which Executive’s right to a Payment is triggered (if requested at that time by the Company or Executive) or such other time as requested by the Company. Any good faith determinations of the adviser made hereunder shall be final, binding and conclusive upon the Company and Executive. Any reduction in payments or benefits pursuant to this Section 8 will occur in the following order: (1) reduction of cash payments; (2) cancellation of accelerated vesting of equity awards other than stock options; (3) cancellation of accelerated vesting of stock options; and (4) reduction of other benefits payable to Executive.
9.
Definitions. The following terms used in this Agreement shall have the following meanings:
(a)
“Cause” means: (i) Executive’s failure substantially to perform Executive’s duties and responsibilities to the Company or deliberate violation of a Company policy; (ii) Executive’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) unauthorized use or disclosure by Executive of any proprietary information or trade secrets of the Company or any other party to whom Executive owes an obligation of nondisclosure as a result of Executive’s relationship with the Company; or (iv) Executive’s willful and material breach of any of Executive’s obligations under this Agreement or any other written agreement or covenant with the Company.
(b)
“Change in Control” has the meaning ascribed to such term under the Company’s 2020 Incentive Award Plan; provided, that such transaction must also constitute a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5); provided further that a Change in Control for the purpose of this Agreement shall not be deemed to have occurred if a sale of Common Stock results in EagleTree beneficially owning and controlling, directly or indirectly, less than 50% of the Common Stock outstanding on a fully diluted basis (for the avoidance of doubt, this proviso shall not apply to a transaction where substantially all of the Common Stock held by EagleTree and other Common Stock holders are sold pursuant to a definitive agreement of merger or a similar instrument).
(c)
“Change in Control Period” means the period of time commencing with the consummation of a Change in Control and ending on the twelve (12) month anniversary of such Change in Control.

Exhibit B – Change in Control and Severance Agreement

(d)
“Common Stock” means the Company’s common stock, par value.
(e)
“Covered Termination” means the termination of Executive’s employment by the Company other than for Cause, or the Executive for Good Reason, in each case that, to the extent necessary, constitutes a Separation from Service.
(f)
“EagleTree” means Corsair Group (Cayman) LP.
(g)
“Good Reason” means the occurrence of any of the following conditions without Executive’s express written consent:
(i)
a material reduction (defined as greater than a 10% reduction) in Executive’s base salary or target bonus, but excluding reductions in connection with an across-the-board reduction of all similarly situated employees’ base salaries and/or bonuses by a percentage at least equal to the percentage by which Executive’s base salary is reduced;
(ii)
a material diminution in Executive’s authority, duties or responsibilities; provided, however, that a reduction in Executive’s authority, duties and/or responsibilities by virtue of the fact that the Company has become part of a larger organization in connection with a Change in Control shall not by itself constitute grounds for a termination for Good Reason as long as Executive retains substantially the same authority, duties and responsibilities of a division, subsidiary or business unit that constitutes substantially the business of the Company; or
(iii)
a relocation of Executive’s principal place of employment of more than fifty (50) miles from Executive’s principal place of employment immediately prior to such change, except for required travel on the Company’s business to an extent substantially consistent with Executive’s business travel obligations immediately prior to such change.

For a termination to qualify as a termination for Good Reason, Executive must notify the Company in writing of termination for Good Reason, specifying the event constituting Good Reason, within 90 days after Executive first becomes aware of the event that Executive believes constitutes Good Reason. Failure for any reason to give written notice of termination of employment for Good Reason in accordance with the foregoing will be deemed a waiver of the right to terminate Executive’s employment for that Good Reason event. The Company will have a period of 30 days after receipt of Executive’s notice in which to cure the Good Reason. If the Good Reason event is cured within this period, Executive will not be entitled to terminate Executive’s employment for Good Reason. If the Company waives its right to cure or does not, within the 30-day period, cure the Good Reason event, Executive may terminate Executive’s employment for Good Reason within 60 days following the earlier of the date on which the Company waives its right to cure or the end of the cure period. If Executive does not terminate Executive’s employment within such 60-day period, Executive will waive Executive’s right to terminate Executive’s employment for that Good Reason event.

(h)
“Separation from Service” means a “separation from service” with the Company within the meaning of Section 409A of the Code and the Department of Treasury regulations and other guidance promulgated thereunder.
(i)
“Termination Date” means the date on which Executive experiences a Covered Termination.

Exhibit B – Change in Control and Severance Agreement

10.
Successors.
(a)
Company’s Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business or assets which executes and delivers the assumption agreement described in this Section 10(a) or which becomes bound by the terms of this Agreement by operation of law.
(b)
Executive’s Successors. The terms of this Agreement and all rights of Executive hereunder shall inure to the benefit of, and be enforceable by, Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.
11.
Notices. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by facsimile), delivery by email or the third day after mailing by first class mail, to the Company at its primary office location and to Executive at Executive’s address as listed in the Company’s books and records.
12.
Confidentiality; Non-Disparagement.
(a)
Confidentiality. Executive hereby expressly confirms Executive’s continuing obligations to the Company pursuant to Executive’s Employee Confidential Information and Invention Assignment Agreement with the Company.
(b)
Non-Solicitation. Executive agrees that while Executive services as an employee of the Company and for two (2) years thereafter, Executive shall not, either directly or through others, solicit or attempt to solicit any employee, independent contractor, consultant or other service provider of the Company to terminate his or her relationship with the Company in order to become an employee, consultant, independent contractor or other service provider to or for any other person or entity.
(c)
Non-Disparagement. Executive agrees that Executive shall not disparage or defame the Company, its affiliates and their respective affiliates, directors, officers, agents, partners, stockholders or employees, either publicly or privately. Nothing in this Section 12(b) shall apply to any evidence or testimony required by any court, arbitrator or government agency; nor shall anything herein prevent Employee from discussing terms and conditions of Employee’s employment with the Company, as permitted by the National Labor Relations Act and California law, including but not limited to discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful, or communicating directly with, cooperating with, or providing information to, any federal, state or local government regulator, including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice.
(d)
Whistleblower Protections and Trade Secrets. Notwithstanding anything to the contrary contained herein, nothing in this Agreement prohibits Executive from reporting possible violations of federal law or regulation to any United States governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section

Exhibit B – Change in Control and Severance Agreement

806 of the Sarbanes Oxley Act of 2002, or any other whistleblower protection provisions of state or federal law or regulation (including the right to receive an award for information provided to any such government agencies). Furthermore, in accordance with 18 U.S.C. § 1833, notwithstanding anything to the contrary in this Agreement: (i) Executive shall not be in breach of this Agreement, and shall not be held criminally or civilly liable under any federal or state trade secret law (A) for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (B) for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (ii) if Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney, and may use the trade secret information in the court proceeding, if Executive files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.
13.
Dispute Resolution. Unless otherwise prohibited by law or specified below, all disputes, claims and causes of action, in law or equity, arising from or relating to this Agreement or to Executive’s employment or the termination thereof (each, a “Claim”) shall be resolved solely and exclusively by final and binding arbitration held in Alameda County, California through JAMS under its Employment Arbitration Rules and Procedures, which are available at www.jamsadr.com/rules-employment-arbitration. The arbitrator shall: (a) provide adequate discovery for the resolution of the dispute; and (b) issue a written arbitration decision, including the arbitrator’s essential findings and conclusions and a statement of the award. Except to the extent of filing fees Executive would incur were the matter to be litigated in court, the Company shall be responsible for the JAMS administrative fees and the arbitrator’s fees and costs. The arbitrator shall award the prevailing party attorneys’ fees and expert fees, if any, only as provided for under applicable California law. The parties agree to abide by all decisions and awards rendered in such proceedings. Such decisions and awards rendered by the arbitrator shall be final and conclusive. All such controversies, claims or disputes shall be settled in this manner in lieu of any action at law or equity; provided, however, that nothing in this subsection shall be construed as precluding the bringing of an action for injunctive relief or specific performance as provided in this Agreement or the Employee Confidential Information and Invention Assignment Agreement. This dispute resolution process and any arbitration hereunder shall be confidential and neither any party nor the neutral arbitrator shall disclose the existence, contents or results of such process without the prior written consent of all parties, except where necessary or compelled in a court to enforce this arbitration provision or an award from such arbitration or otherwise in a legal proceeding. Executive and the Company understand that by agreeing to arbitrate any claim pursuant to this Section 13, they will not have the right to have any claim decided by a jury or a court, but shall instead have any claim decided through arbitration. Executive and the Company waive any constitutional or other right to bring claims covered by this Agreement other than in their individual capacities. Except as may be prohibited by applicable law, the foregoing waiver includes the ability to assert claims as a plaintiff or class member in any purported class or representative proceeding. Notwithstanding the foregoing, Executive and the Company each have the right to resolve any issue or dispute over intellectual property rights by court action instead of arbitration.
14.
Miscellaneous Provisions.
(a)
Section 409A.
(i)
Separation from Service. Notwithstanding any provision to the contrary in this Agreement, no amount constituting deferred compensation subject to Section 409A of the Code shall

Exhibit B – Change in Control and Severance Agreement

be payable pursuant to Sections 3 or 4 above unless Executive’s termination of employment constitutes a Separation from Service.
(ii)
Specified Employee. Notwithstanding any provision to the contrary in this Agreement, if Executive is deemed at the time of Executive’s Separation from Service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, to the extent delayed commencement of any portion of the benefits to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of Executive’s benefits shall not be provided to Executive prior to the earlier of (A) the expiration of the six (6)-month period measured from the date of Executive’s Separation from Service or (B) the date of Executive’s death. Upon the first business day following the expiration of the applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this Section 14(a)(ii) shall be paid in a lump sum to Executive (or Executive’s estate or beneficiaries), and any remaining payments due to Executive under this Agreement shall be paid as otherwise provided herein.
(iii)
Expense Reimbursements. To the extent that any reimbursements payable pursuant to this Agreement are subject to the provisions of Section 409A of the Code, any such reimbursements payable to Executive pursuant to this Agreement shall be paid to Executive no later than December 31st of the year following the year in which the expense was incurred, the amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year, other than medical expenses referred to in Section 105(b) of the Code, and Executive’s right to reimbursement under this Agreement will not be subject to liquidation or exchange for another benefit.
(iv)
Installments. For purposes of Section 409A of the Code (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), Executive’s right to receive any installment payments under this Agreement shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment.
(v)
Release. Notwithstanding anything to the contrary in this Agreement, to the extent that any payments due under this Agreement as a result of Executive’s termination of employment are subject to Executive’s execution and delivery of a Release of Claims, (A) the Company shall deliver the Release of Claims to Executive within ten business days following Executive’s Termination Date, and the Company’s failure to deliver a Release of Claims prior to the expiration of such ten (10) business day period shall constitute a waiver of any requirement to execute a Release of Claims, (B) if Executive fails to execute the Release of Claims on or prior to the Release Expiration Date (as defined below) or timely revokes Executive’s acceptance of the Release of Claims thereafter, Executive shall not be entitled to any payments or benefits otherwise conditioned on the Release of Claims, and (C) in any case where Executive’s Termination Date and the Release Expiration Date fall in two separate taxable years, any payments required to be made to Executive that are conditioned on the Release of Claims and are treated as nonqualified deferred compensation for purposes of Section 409A of the Code shall be made in the later taxable year. For purposes hereof, “Release Expiration Date” shall mean (1) if Executive is under 40 years old as of the Termination Date, the date that is fourteen (14) days following the date upon which the Company timely delivers the Release of Claims to Executive, or such shorter time prescribed by the Company, and (2) if Executive is 40 years or older as of the Termination Date, the date that is twenty-one (21) days following the date upon which the Company timely delivers the Release of Claims to Executive, or, if Executive’s termination of employment is “in connection with an exit incentive or other employment termination program” (as such phrase is defined in the Age Discrimination in Employment Act of 1967),

Exhibit B – Change in Control and Severance Agreement

the date that is forty five (45) days following such delivery date. To the extent that any payments of nonqualified deferred compensation (within the meaning of Section 409A) due under this Agreement as a result of Executive’s termination of employment are delayed pursuant to this Section 14(a)(v), such amounts shall be paid in a lump sum on the first payroll date following the date that Executive executes and does not revoke the Release of Claims (and the applicable revocation period has expired) or, in the case of any payments subject to Section 45(a)(v)(C), on the first payroll date to occur in the subsequent taxable year, if later.
(b)
Withholding. The Company shall be entitled to withhold from any amounts payable under this Agreement any federal, state, local, or foreign withholding or other taxes or charges which the Company is required to withhold.
(c)
Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized member of the Company (other than Executive). A waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall not be considered a waiver of any other condition or provision or of the same condition or provision at another time.
(d)
Whole Agreement. This Agreement, that certain employment agreement by and between Executive and the Company and the Employee Confidential Information and Invention Assignment Agreement represent the entire understanding of the parties hereto with respect to the subject matter hereof and supersede all prior promises, arrangements and understandings regarding the same, whether written or unwritten, including, without limitation, any severance or change in control benefits in Executive’s equity award agreement or previously approved by the Board.
(e)
Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the laws of the State of California without regard to its conflicts of law provisions.
(f)
Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid or unenforceable provisions had never been contained herein.
(g)
Counterparts. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.
(h)
Executive Acknowledgement. Executive acknowledges that (i) Executive has consulted with or has had the opportunity to consult with independent counsel of Executive’s own choice concerning this Agreement, and has been advised to do so by the Company, and (ii) that Executive has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on Executive’s own judgment.

The parties have executed this Agreement, in the case of the Company by its duly authorized officer, as of the dates set forth below.

Exhibit B – Change in Control and Severance Agreement

CORSAIR GAMING, INC.

By: /s/ George Majoros

Title: Chairman of the Board

Date: February 11, 2025

THI LA

/s/ Thi La

Date: February 11, 2025

Exhibit B – Change in Control and Severance Agreement

Appendix 11

Release of Claims

This Release of Claims (“Release”) is entered into as of _________________, 20__, between Thi La (“Executive”) and Corsair Gaming, Inc., a Delaware corporation (the “Company” and, together with Executive, the “Parties”), effective eight (8) days after Executive’s signature hereto (the “Effective Date”), unless Executive revokes his acceptance of this Release as provided in Paragraph 2(c), below. This Release is being executed in connection with the terms of Change in Control and Severance Agreement between the Parties, effective as of the Effective Date (as defined therein) (the “Severance Agreement”), which is incorporated herein by reference.

1.
Termination of Employment. The Parties hereby acknowledge and agree that Executive’s employment, including her service in all positions that Executive held as an officer of the Company and as a member of the Company’s board of directors, ended effective as of [________] (the “Termination Date”). The Parties acknowledge and agree that Executive is entitled to receive, and has received, payment of an amount equal to all accrued wages (including base salary and earned bonus compensation but only to the extent payable in accordance with the Employment Agreement, as defined below) earned through the Termination Date, including accrued vacation, less applicable withholding, as well as reimbursement for all expenses incurred by Executive on behalf of the Company, which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documenting such expenses.

2.
Executive’s Release of the Company. Executive understands that by agreeing to this Release, Executive is agreeing not to sue, or otherwise file any claim against, the Company or any of its employees or other agents for any reason whatsoever based on anything that has occurred as of the date Executive signs this Release.
(a)
In exchange for the consideration set forth in Section [3 OR 4] of the Severance Agreement, on behalf of Executive and Executive’s heirs and assigns, Executive hereby release and forever discharge the “Releasees” hereunder, consisting of the Company, and each of its owners, directors, officers, managers, employees, agents and insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which Executive now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, any Claims arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever Executive’s employment by the Company or the separation thereof, including without limitation any and all claims arising under federal, state, or local laws relating to employment, claims of any kind that may be brought in any court or administrative agency, any claims arising under the Age Discrimination in Employment Act (“ADEA”), as amended, 29 U.S.C. § 621, et seq.; Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, 42 U.S.C. § 2000 et seq., the Equal Pay Act, as amended, 29 U.S.C. § 206(d), the Civil Rights Act of 1866, 42 U.S.C. § 1981, the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601 et seq., the Americans with

1 NTD: To be updated for any changes in applicable law and any “group” termination as defined under applicable labor law.

Exhibit B – Change in Control and Severance Agreement

Appendix 1- 1

Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the False Claims Act, 31 U.S.C. § 3729 et seq., Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq., the Worker Adjustment and Retraining Notification Act, as amended, 29 U.S.C. § 2101 et seq., the Fair Labor Standards Act, 29 U.S.C. § 215 et seq., the Sarbanes-Oxley Act of 2002, the California Business & Professions Code, including Section 17200 et seq., the California Government Code, including the Fair Employment and Housing Act, as amended, Cal. Gov’t Code § 12940 et seq., the Moore-Brown-Roberti Family Rights Act of 1991, Cal. Gov’t Code §§12945.2, 19702.3, and the California False Claims Act, Cal. Gov’t Code § 12650 et seq.; the California Labor Code, including the California Equal Pay Law, as amended, Cal. Lab. Code §§ 1197.5(a), and 1199.5, the California WARN Act, Cal. Lab. Code § 1400 et seq., the California Wage Orders; Claims arising in tort, including for wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, libel, infliction of emotional distress, violation of public policy; Claims arising in contract, including for breach of contract and/or breach of the implied covenant of good faith and fair dealing; and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees.
(b)
Notwithstanding the generality of the foregoing, Executive does not release the following claims:
(i)
Claims to enforce this Release;
(ii)
Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;
(iii)
Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company;
(iv)
Claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA;
(v)
Claims to any benefit entitlements vested as the date of Employee’s employment termination, pursuant to written terms of any Company employee benefit plan;
(vi)
Claims for indemnification under any indemnification agreement (including the any indemnification agreement with the Company), the Company’s governing documents, California Labor Code Section 2802 or any other applicable law; and
(vii)
Claims that cannot be released by law, including, (A) Executive’s right to bring to the attention of the Equal Employment Opportunity or California Civil Rights Department claims of discrimination, harassment, interference with leave rights, and retaliation; provided, however, that Executive does release Executive’s right to secure damages for any such alleged treatment, and (B) Executive’s right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator, including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice.
(c)
In accordance with the Older Workers Benefit Protection Act of 1990, Executive has been advised of the following:

Exhibit B – Change in Control and Severance Agreement

Appendix 1- 2

(i)
Executive has the right to consult with an attorney before signing this Release;
(ii)
Executive has been given at least [twenty-one (21) OR forty-five (45)] days to consider this Release; and
(iii)
Executive has seven (7) days after signing this Release to revoke it, and Executive will not receive the severance benefits provided by Section [3 OR 4] of the Severance Agreement unless and until such seven (7) day period has expired. If Executive wishes to revoke this Release, Executive must deliver notice of Executive’s revocation in writing, no later than 11:59 p.m. P.T. on the 7th day following Executive’s execution of this Release to the Company’s Board of Directors.
(d)
EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

BEING AWARE OF SAID CODE SECTION, EXECUTIVE HEREBY EXPRESSLY WAIVES ANY RIGHTS EXECUTIVE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

3.
Executive Representations. Executive represents and warrants that:
(a)
Executive has returned to the Company all Company property in Executive’s possession in accordance with Section 4(e)(ii) of that certain Employment Agreement by and between the Parties, effective as of the Effective Date (as defined therein) (the “Employment Agreement”);
(b)
Executive is not owed wages, commissions, bonuses or other compensation, other than wages through the date of the termination of Executive’s employment and any accrued, unused vacation earned through such date, and any severance payments that become due or that are payable under Section [3 OR 4] of the Severance Agreement;
(c)
During the course of Executive’s employment Executive did not sustain any injuries for which Executive might be entitled to compensation pursuant to worker’s compensation law or Executive has disclosed any injuries of which Executive is currently, reasonably aware for which Executive might be entitled to compensation pursuant to worker’s compensation law; and
(d)
Executive has not initiated any adversarial proceedings of any kind against the Company or against any other person or entity released herein, nor will Executive do so in the future, except as specifically allowed by this Release.

Exhibit B – Change in Control and Severance Agreement

Appendix 1- 3

4.
Protected Rights. Nothing in this Agreement (a) prevents Executive from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful, (b) limits Executive’s ability to exercise rights under Section 7 of the NLRA or similar state law to engage in protected, concerted activity with other employees, or (c) prevents Executive from communicating with, filing a charge or complaint with; providing documents or information voluntarily or in response to a subpoena or other information request to; or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission, the National Labor Relations Board, the Securities and Exchange Commission, law enforcement, or any other any federal, state or local agency charged with the enforcement of any laws, or from responding to a subpoena or discovery request in court litigation or arbitration.
5.
Acknowledgment of Continuing Obligations. Executive acknowledges and agrees to comply with all continuing obligations under Section 12 of the Severance Agreement. Executive acknowledges and agrees to comply with the continuing cooperation set forth in Section 4(e)(i) of the Employment Agreement. Executive acknowledges and agrees that the severance benefits provided in the Severance Agreement shall be subject to Executive’s continued compliance with Executive’s obligations under this Section 5.
6.
Severability. The provisions of this Release are severable. If any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision.
7.
Choice of Law. This Release shall in all respects be governed and construed in accordance with the laws of the State of California, including all matters of construction, validity and performance, without regard to conflicts of law principles.
8.
Integration Clause. This Release, the Employment Agreement and the Severance Agreement contain the Parties’ entire agreement with regard to the separation of Executive’s employment, and supersede and replace any prior agreements as to those matters, whether oral or written. This Release may not be changed or modified, in whole or in part, except by an instrument in writing signed by Executive and a duly authorized officer or director of the Company.
9.
Execution in Counterparts. This Release may be executed in counterparts with the same force and effectiveness as though executed in a single document. Facsimile and electronic signatures shall have the same force and effectiveness as original signatures.
10.
Intent to be Bound. The Parties have carefully read this Release in its entirety; fully understand and agree to its terms and provisions; and intend and agree that it is final and binding on all Parties.

Exhibit B – Change in Control and Severance Agreement

Appendix 1- 4

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed the foregoing on the dates shown below.

EXECUTIVE	CORSAIR GAMING, INC.

/s/ Thi La____________	_______________________
Thi La	By:
Title:

Date: February 11, 2025	Date: __________________

Exhibit B – Change in Control and Severance Agreement

Appendix 1- 5